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                              CAMBREX CORPORATION
                                 EXHIBIT 10.26


                              CONSULTING AGREEMENT


         THIS AGREEMENT, made as of the 15th day of December, 1994, by and between CAMBREX CORPORATION, a Delaware corporation, having its principal offices located at One Meadowlands Plaza, East Rutherford, New Jersey 07073 (hereinafter referred to as the "Company"), and ARTHUR I. MENDOLIA, residing at River Road, Titusville, NJ 08560 (hereinafter referred to as the "Consultant"),


                              W I T N E S S E T H:


         WHEREAS, the Consultant is knowledgeable and has extensive experience in the business of the formulation, production, marketing and distribution of chemicals and chemical products of various kinds and descriptions, and in the managing, advising and administering of various companies and ventures engaged in such businesses;

         WHEREAS, by agreement dated October 26, 1989, the Company and Consultant have agreed that the Consultant shall provide certain services upon Consultant's severance from active employment with the Company, and the parties wish to amend the terms of such prior agreement;

          WHEREAS, the Company desires to continue the consulting services of the Consultant to promote its growth and development over the near and longer terms, and to provide Company with financial, consulting and advisory services as described herein (the "Services"), and the Consultant desires to continue to make the Services available to Company on a regular and permanent basis, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and Consultant hereby agree as follows:


         Section 1. ENGAGEMENT.

         1.1 The agreement between the parties dated October 26, 1989, is hereby canceled and replaced in its entirety by this Consulting Agreement and by an Additional Retirement Payment Agreement of even date herewith.
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         1.2     The Company hereby engages and retains the Consultant to
provide the Services and to perform the other duties provided for herein, and the Consultant accepts such engagement with the Company on the terms and conditions set forth herein.

         Section 2. THE SERVICES. The Consultant shall, at the request of the Chief Executive Officer of the Company, perform, faithfully and diligently, the Services and other consulting duties, provided that Consultant shall not be required to devote more than two (2) days per week to the providing of the Services and other consulting duties.

         Section 3. TERM. This Agreement shall commence as of the date first set forth above, and shall continue in full force and effect during Consultant's lifetime, unless sooner terminated as hereinafter provided in Section 8 of this Agreement.

         Section 4. COMPENSATION.

                 4.1 In consideration of the performance of the Services and other consulting duties, the Company shall pay the Consultant a fee of One Hundred Thousand Dollars ($100,000.) per year, payable quarterly in advance on the first day of each quarter, the payment of such amount to commence as of the date Notice of Commencement is received from Consultant and be prorated for such quarter.

                 4.2 In the event that the Consultant shall be required to travel to perform the Services and other consulting duties assigned to him by the Company, the Company shall reimburse the Consultant for first class air fare and other reasonable travel expenses and for reasonable meals and lodging selected by the Consultant.

                 4.3 Except as may be required by the terms of a specific plan or plans, on and after the date of this Agreement, the Consultant shall not be considered as having employee status during the term of this Agreement for the purpose of any employee benefit plan applicable to the Company's employees generally.
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         Section 5. NON-DISCLOSURE.

                 5.1 Consultant acknowledges that during the term of this Agreement, he will have access to secret and confidential information (all such information is hereinafter referred to as "Confidential Information") with respect to some or all of the following:

                 (a) product and business plans, budgets, sales forecasts, design plans, research and engineering data, inventions, methods, systems, processes, formulae and methods of manufacture,

                 (b) customers, suppliers and employees, and

                 (c) trade secrets.

                 5.2 Consultant agrees that (except as authorized in writing by the Company or required pursuant to legal or administrative process) he will not reveal, divulge or make known to any person, firm or corporation any such Confidential Information.

                 5.3 Consultant agrees that if after any termination of this Agreement for any reason, he shall discover any such Confidential Information in his possession, he shall forthwith deliver the same to the Company.

                 5.4 Consultant agrees that any breach or threatened breach by him of any provision of this Section 5 shall entitle the Company, in addition to any other legal or equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without posting any bond or other security.

         Section 6. ASSIGNMENT, SUCCESSORS, ETC. This Agreement shall be binding upon any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

         Section 7. RELATIONSHIP BETWEEN THE PARTIES. The relationship of Consultant to the Company shall be that of an independent contractor. Consequently, the Consultant shall have no authority to act for or on behalf of the Company or to bind the Company without its express approval in writing.
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         Section 8. TERMINATION.  Notwithstanding any provision hereof, this
Agreement shall terminate and the Consultant shall cease to be engaged and retained by the Company upon the occurrence of any of the following events:

                 8.1 The mutual agreement of the Consultant and the Company; or

                 8.2 The death of the Consultant; or

                 8.3 The inability of Consultant to perform the Services and other consulting duties for any reason whatever.

         Section 9. CONSULTANT'S COVENANTS.   During the term of this Agreement,
Consultant will not, without the prior written consent of the Company, directly or indirectly:

                 (a) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, partner, joint venturer or otherwise with, or accept employment of any kind with, any business which, or any business or organization any part of which, competes with the businesses of the Company and its subsidiaries as such businesses are now conducted, in any geographical area in which such businesses now are or heretofore have been conducted (except that nothing herein contained shall prevent Consultant from investing as a passive investor in securities of a corporation which are publicly traded on a National Securities Exchange (as such term is used in the Securities Exchange Act of 1934) provided such investment shall at no time exceed 5% of the issued and outstanding capital stock of such corporation); or

                 (b) solicit, cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or third parties from parties who are or were customers for products now or heretofore produced by the businesses of the Company and its subsidiaries and sales of products which are the same as, or competitive with, the products now or heretofore produced by such businesses, or accept or cause or authorize, directly or indirectly, to be accepted, for or on behalf of himself or third parties, and such business from any such customer; or

                 (c) solicit or cause or authorize, directly or indirectly, to be solicited for employment for or on behalf of himself or third parties, any person who is an employee of the Company or any of its subsidiaries as of the date of cessation of Consultant's employment with the Company or any of its subsidiaries.
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         Section 10.  NOTICES.  Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be sufficient if given in writing by registered or certified mail, return receipt requested, to the party to whom such notice is directed at the party's address first above written.

         Section 11. FAILURE TO DEMAND STRICT PERFORMANCE. The Company's or the Consultant's failure to demand strict performance and compliance with any part of this Agreement during the Consultant's engagement shall not be deemed to be a waiver of any of the Company's or the Consultant's rights under this Agreement or by operation of law.

         Section 12. RELIEF. In the event that either party seeks judicial enforcement of this Agreement, seeking either legal or equitable relief, or both, the prevailing party shall be entitled to recover from the other the reasonable attorneys' fees and costs which the prevailing party will pay or become obligated to pay. The Consultant consents and agrees to venue and service of process in New Jersey.

         Section 13. SEVERABILITY. If any provision or portion of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         Section 14. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party.

         Section 15. ENTIRE AGREEMENT. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto.

         Section 16. AMENDMENTS. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing by the parties hereto. Except as otherwise specifically provided in this Agreement, no waiver by any party hereto of any breach of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.
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         Section 17.  APPLICABLE LAW.  This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of New Jersey.

         Section 18. HEADINGS. The Section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         Section 19.  COUNTERPARTS.   This Agreement may be executed in
counterparts, each of which shall be deemed an original and which together shall constitute a single instrument.

                 IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized corporate officers and its corporate seal to be hereunto affixed, and the Consultant has hereunto affixed his hand and seal, the day and year first above written.

ATTEST:                                          CAMBREX CORPORATION



___________________________                    BY:_____________________________
                                                       C. C. BALDWIN, JR.
                                                       Chairman of the Board
Witness:




___________________________                    ________________________________
                                                       ARTHUR I. MENDOLIA,
                                                       Consultant